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                                                                    Exhibit 99.1

[BARRISTER GLOBAL SERVICES NETWORK LOGO]


PRESS RELEASE

COMPANY CONTACT:
Russell J. Matuszak
Barrister Global Services
Network, Inc.



  Barrister Global Services Network Announces First Quarter Fiscal 2004 Results


         BUFFALO, N.Y. - AUGUST 14, 2003 - Barrister Global Services Network, Inc. (AMEX: BIS), a premium provider of multi-vendor IT services, today reported its first quarter results for its fiscal year 2004, which ended on June 30, 2003.

         Revenues decreased approximately 6.9% to $2,897,000 compared to $3,113,000 for the comparable quarter last year. Revenues from hardware maintenance contracts decreased 27.3% for the quarter to $1,660,000 from $2,282,000 for the first quarter of the prior year. This reduction primarily resulted from the non-renewal of a large contract by a customer of one of our long time business partners as of September 30, 2002 and replacement of traditional break/fix maintenance contracts with new lower priced services. This decrease was partially offset from growth in services provided on a time and materials basis which increased by 54.0% for the comparative first quarters, from $803,000 to $1,237,000.

         The operating loss for the first quarter ended June 30, 2003 was $370,000 compared to an operating loss of $273,000 for the first quarter of the prior year. The net loss for the first quarter of the current year was $318,000 compared to net earnings of $115,000 for the comparative quarter last year. The net earnings for the first quarter of the prior year, includes a one-time gain of $428,000 on the receipt of Common stock on demutualization of the Principal Financial Group, Inc. The net loss for the current quarter was improved by a gain on the sale of the Common stock of $52,000.

         The cost of services decreased as a percentage of revenues from 78.8% in the first quarter of the prior year to 76.8% in the first quarter of the current year. This improvement primarily resulted from a lower cost of contracted service partners supplied by the business acquired from Advantage Innovation and used to service calls in the current quarters on a Company wide basis.

         Selling, general and administrative expenses were 36.0% of revenues for the first quarter of this year compared to 30.0% for the comparative quarter last year. The principal reason for this increase was expenditures for outside consultants currently assisting the Company in strategic decisions, the increased rent expenses of the Company's new headquarters and operation center, higher depreciation expenses related to assets acquired in the prior year, and amortization expense from the intangible assets acquired from Advantage Innovation.

         In June of 2002, the Company announced that it was informed by the American Stock Exchange (AMEX) that it had fallen below certain of the AMEX's continued listing standards. The Company submitted a plan to AMEX that would return the Company to profitability by March 31, 2003, which it failed to meet. In addition, the Company has not been able to regain compliance with the AMEX's continued listing standards through the quarter ended June 30,

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2003. The Company expects to receive de-listing notice in the near future. If the Company is delisted, trading of our common stock may be conducted in the over-the-counter market on the "pink sheets" or, possibly, the NASD's "Electronic Bulletin Board". In either of these cases, investors could find it more difficult to buy or sell, or to obtain accurate quotations as to the value of our common stock. Also the trading price per share of our common stock likely would be reduced as a result.

         "We are disappointed with our first quarter results, and have taken several steps to reduce our SG&A expense and build revenue," stated William O. Bray, Barrister's President and Chief Executive Officer. "We have closed a multi-year, multi-million dollar contract that recently started and look to close and start several other major opportunities in our pipeline, helping us to regain lost ground later this fiscal year."

         The Company will conduct an investor conference call on Friday, August 15, 2003 at 11:00 a.m. Eastern Time. You may participate in this call by dialing 1-888-453-8880 and requesting the Barrister Global Services Network call, or number 3818825 when asked. The call will also be simultaneously broadcast live over the internet via PR Newswire. You may listen to this call via the internet at: www.firstcallevents.com/service/ajwz387516946gf12.html.

         If you are unable to participate at the scheduled time, you may access an audio recording of the conference call by dialing 1-866-453-6660 and entering the pass code 137950 when prompted. This recording will be available within two
(2) hours after the call's completion and will remain accessible for throughout the current quarter, ending September 30, 2003. The call will also be archived on Barrister's website (www.barrister.com) for the next twelve (12) months, and can be accessed at any time at no cost during this period.

About Barrister Global Services Network, Inc.

Barrister Global Services Network, Inc. is a provider of multi-vendor IT services, delivering superior resolution to client/server hardware challenges. Barrister's services range from warranty and non-warranty equipment maintenance to managed help desk to per incident hardware repair and technology deployment projects, as well as new POS and kiosk services for retailers. The Company manages a vast network of service partners - with over 15,000 certified technicians, serving more than 19,200 locations throughout the U.S., Canada, Mexico and Puerto Rico. Barrister is headquartered in Buffalo, New York. For more information, please visit www.barrister.com, send an e-mail to info@barrister.com or call toll free 866-565-2476.

  This press release contains "forward-looking statements", within the meaning of the Private Security Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about the industry, markets and economic environment in which the Company operates. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the Company's periodic reports filed with the Securities and
     Exchange Commission. *Barrister Global Services Network is a trademark, tradename and service mark, and Barrister is a registered trademark and service mark of Barrister Global Services Network, Inc.


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BARRISTER GLOBAL SERVICES NETWORK, INC.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)


                                                                                 Three months ended
                                                                           -----------------------------------
                                                                                 June 30            June 30
                                                                                   2003               2002

                                                                          ------------------- --------------

REVENUES                                                                  $       2,897       $       3,113

COSTS AND EXPENSES:
   Cost of services                                                               2,225               2,453
   Selling, general and administrative expenses                                   1,042                 933
                                                                          -------------       -------------
OPERATING LOSS                                                                     (370)               (273)
                                                                          -------------       -------------

OTHER EXPENSE (INCOME):
   Interest expense to related party                                                  -                   4
   Other interest income                                                              -                 (31)
   Common stock received from demutualization                                         -                (428)
   Gain on sale of Common stock                                                     (52)                  -
                                                                          -------------       -------------
       Total other income                                                           (52)               (455)
                                                                          -------------       -------------

(LOSS) EARNINGS BEFORE INCOME TAXES                                                (318)                182

Income tax expense (benefit)                                                          -                  67
                                                                          -------------       -------------
NET (LOSS) EARNINGS                                                       $        (318)      $         115
                                                                          =============       =============



BASIC AND DILUTED (LOSS) EARNINGS PER COMMON SHARE:                       $         (.03)     $         .01
                                                                          ==============      =============

Weighted average number of common shares outstanding:
         Basic                                                                   11,901              11,866
                                                                          =============       =============
         Diluted                                                                 11,901              11,872
                                                                          =============       =============



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BARRISTER GLOBAL SERVICES NETWORK, INC.
CONDENSED BALANCE SHEETS
(In thousands)(unaudited)

                                                                                          JUNE 30           MARCH 31
                                                                                            2003               2003
                                                                                            ----               ----
ASSETS
CURRENT ASSETS:
   Cash and equivalents                                                            $      1,526     $       1,630
   Short-term investments                                                                   697             1,155
   Accounts receivable                                                                    1,395             1,272
   Service parts inventory                                                                  647               575
   Prepaid expenses                                                                          42                29
   Income taxes                                                                              82                82
                                                                                   ------------     -------------
                Total current assets                                                      4,389             4,743
                                                                                   ------------     -------------

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, AT COST                                             1,675             1,639
   Less accumulated depreciation                                                            858               799
                                                                                   ------------     -------------
                Net equipment and leasehold improvements                                    817               840
                                                                                   ------------     -------------
GOODWILL                                                                                  2,192             2,192
INTANGIBLE ASSETS                                                                           150               168
DEFERRED TAX ASSETS                                                                          77                77
OTHER ASSETS                                                                                 48                47
                                                                                   ------------     -------------
                                                                                   $      7,673     $       8,067
                                                                                   ============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current installments of long-term debt                                          $        859     $         870
   Accounts payable                                                                         506               551
   Accrued compensation and benefits                                                        390               527
   Customer advances and unearned revenue                                                 1,365             1,230
   Other accrued expenses                                                                    40                55
                                                                                   ------------     -------------

                Total current liabilities                                                 3,160             3,233
                                                                                   ------------     -------------

DEFERRED COMPENSATION                                                                       149               175
LONG-TERM DEBT, EXCLUDING CURRENT INSTALLMENTS                                              814               835
STOCKHOLDERS' EQUITY :
   Preferred stock                                                                          -                 -
   Common stock, $.24 par value, 11,901,326
         shares outstanding                                                               2,867             2,867
   Additional paid-in capital                                                            23,025            23,025
   Accumulated deficit                                                                  (22,291)          (21,973)
   Treasury stock at cost, 43,637 shares                                                    (27)              (27)
   Note receivable for treasury shares issued                                               (24)              (24)
   Accumulated other comprehensive loss                                                       -               (44)
                                                                                   ------------     -------------
                Total stockholders' equity                                                3,550             3,824
                                                                                   ------------     -------------

                                                                                   $      7,673     $       8,067
                                                                                   ============     =============

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